Joint Venture Investment Agreement of
Harbin Tian Xin Biological Engineering Co., Ltd.

1.	GENERAL PROVISIONS
2.	NATURE OF THE COMPANY AND BUSINESS SCOPE
3.	REGISTERED CAPITAL AND SUBSCRIPTION
4.	CLAIMS, REPRESENTATIONS AND WARRANTS
5.	TRANSFER OF STOCK
6.	PROHIBITIONS
7.	RELATED PARTY TRANSACTIONS
8.	BOARD OF DIRECTORS
9.	BOARD OF SUPERVISORS
10.	BUSINESS MANAGEMENT ORGANIZATION
11.	TAX, ACCOUNTING, AUDITOR AND LABOR MANAGEMENT
12.	LIABILITIES OF BREACH
13.	GOVERNING LAW
14.	DISPUTE RESOLUTION
15.	MISCELLANEOUS

1.	GENERAL PROVISIONS

Party A: The Fourth Hospital of Harbin Medical University
Party B: Harbin Tian Di Ren Pharmaceutical Technology Co., Ltd.
Party C: Harbin Zheng Yuan Construction Group
Party D: Xiaowei Zhang (representative of individual investors)

Party A is specialized in stem cell clinical application technology with rich stem cell technology resources, human resources and advanced lab equipments. Party B is a pharmaceutical technology enterprise with extensive experience of stem cell technology development and enterprise management, market development ability and solid capital support. Party C is a comprehensive investment company with solid capital support. Party D is representative of several individual investors with cash investments. The four Parties agree to establish Harbin Tian Xin Biological Engineering Co., Ltd. as a joint venture (herein after referred as “Joint Venture”).

THEREFORE, the Parties enter into the agreement as follows on the principal of equality and mutual benefit and friendly negotiation according to the PRC Law of Company, PRC Law of Contracts and other related laws and regulations:

2.	NATURE OF THE COMPANY AND BUSINESS SCOPE

2.1.	The nature of the Joint Venture: limited liability company
2.2.	Registered location: the Administration of Industrial and Commerce (AIC) of Harbin High and New Technology Zone
Company domicile: Area B of Harbin High and New Technology Zone
2.3.
Operation purpose: utilizing advanced and practical technology to optimize the capital, technology, management and marketing resource to achieve the economical and social effect satisfied by all the Parties.

2.4.
Business scope: the collection, preservation and clinical industrialized development of umbilical cord blood stem cell, umbilical cord mesenchymal stem cells, bone marrow stem cells and other stem cells.

3.	REGISTERED CAPITAL AND SUBSCRIPTION

3.1.	The investment method and subscription amount of the Parties are as follows:
3.1.1.
Party A subscribes 9% of the Joint Venture’s registered capital, equivalent to20 million RMB in the form of the stem cells technology, stem cells clinical resources, lab R&D fixed assets and equipments.

3.1.2.	Party B subscribes 39% of the Joint Venture’s registered capital, equivalent to90 million RMB in the form of cash.
3.1.3.	Party C subscribes 9% of the Joint Venture’s registered capital, equivalent to20 million RMB in the form of cash.
3.1.4.	Party D subscribes 43% of the Joint Venture’s registered capital, equivalent to100 million RMB in the form of cash.
3.2.
The Parties shall pay 65% of the registered capital subscribed within 15 days upon the execution of this Agreement and the rest 35% of the subscribed registered capital shall be paid within 6 months after the initial payment. The Company shall issue Capital Contribution Certificates to each Party after the Company beginning the operation.

4.	CLAIMS, REPRESENTATIONS AND WARRANTS

4.1.	Claims, representations and warrants
4.1.1.	Abide by the articles of association of the Company;
4.1.2.	Paid the subscribed registered capital in the amount and method specified;

4.1.3.
     The representatives of all the Parties shall strictly keep the trade and technological secrets and refrain from engaging the same or similar business with other companies or assign or disclose the Company’s technological project to any third party;

4.1.4.	Make sure that the capital will be paid in full on time and actively assist the Company with the registration with local AIC authorities;
4.1.5.	Receiving dividends or profit sharing according to the ownership proportion;
4.1.6.	Vote according to the ownership proportion;
4.1.7.	Supervise the Company’s business activities and make suggestions or inquiries;
4.1.8.	Transfer, grant or pledge the stocks according to the laws, regulations and the articles of associations of the Company;
4.1.9.	Participate the distribution of the remaining assets of the Company according to the ownership proportion during the termination or liquidation of the Company;
4.1.10.	Other rights and obligations prescribed in laws, regulations and articles of associations of the Company
4.2.	Special rights and obligations of the four Parties:
The four Parties promise that they will cooperate with each other and support the board of directors’ decision of the Joint Venture to integrate and develop the related industries.

5.	TRANSFER OF STOCKS

5.1.
The transfer of stocks by the directors, supervisors, manager or other senior managements during their tenure of office or within 6 months upon the termination of the office shall be approved by the board of directors.

5.2.	Transfer of all or partial stocks to any party other than the shareholders shall be approved by the majority of the shareholders. The shareholder who is against the transfer shall purchase the stock.
5.3.	When any shareholder transfers the stocks to any party other than the shareholders, other shareholders shall have preemptive right.
5.4.	Transfer of stocks among the shareholders shall be approved by the board of directors.

6.	PROHIBITIONS

6.1.
Any shareholder shall refrain from any activities harmful to the Company’s benefit in his personal or in the Company’s name; otherwise, all the proceeds obtained from such activities shall be submitted to the Company and the shareholder shall indemnify the Company for all the damages according to the related laws.

6.2.	All the shareholders shall refrain from operating or engaging the business which is competitive to the Company’s business.
6.3.	The shareholder who makes the investment with the technology shall not invest such technology to any third party.

6.4.	The shareholder who makes the investment with the technology shall not establish or partner with others to operate the similar or same business as that of the Company’s.
6.5.	The shareholder who makes the investment with the technology shall not threat the Company with its technology secrets and advantages.
6.6.
The shareholder shall be liable for the indemnification of all the Company’s loss for breach of any of the above provisions. Subject to the discussion of the board of directors, the ownership proportion of the shareholder who is engaging a serious violation may be decreased and the differences shall be used to compensate the damages of other shareholders.

7.	RELATED PARTY TRANSACTIONS

The Company shall regulate all the related party transactions and each related party transaction shall be reported to and unanimously approved by the board of directors before execution. Any party who has an interest in the transaction under discussion shall abstain from discussion on the approval of the related party transaction.

8.	BOARD OF DIRECTORS

8.1.
The board of directors shall consist of five directors elected by the shareholders’ meeting, of whom, one candidate shall be proposed by Party B, one candidate shall be proposed by Party C, one candidate shall be proposed by Party A and 2 candidates shall be proposed by Party D.

8.2.	The Company shall have one chairman, who shall be appointed by Party B, and one vice chairman, who shall be elected by the board of directors.
8.3.	Board of directors shall have the right to:
8.3.1.	Call for a shareholders meeting and report their work to the shareholders meeting;
8.3.2.	Execute the resolution of shareholders meeting;
8.3.3.	Decide the Company’s operation plan and investment proposal;
8.3.4.	Formulate the Company’s annual financial forecast and annual audit proposal;
8.3.5.	Formulate the Company’s profit sharing and loss recovery proposal;
8.3.6.	Formulate the proposal to increase or decrease registered capital, bond issuance or other securities or listing related proposals;
8.3.7.	Propose for the plan of major acquisition, merger, separation or dissolution;
8.3.8.	Subject to the authorization of the shareholders meeting, decide the risk investment, asset mortgage or other guarantee related matters;
8.3.9.
Hire or dismiss the manager or the secretary of the board of directors; hire or dismiss the deputy manager, the person in charge of finance or other senior management and decide their remuneration, award and punishment;

8.3.10.	Propose amendments to the Company’s articles of association;
8.3.11.	Listen to the report of managers and supervise manager’s work;
8.3.12.	Other rights authorized by the laws, regulations and the Company’s articles of associations.

8.4.	The board of directors shall explain the auditor’s report with reservations issued by the certified accountant firm to the shareholders meeting.
8.5.	The board of directors shall promulgate its policies to make sure the efficiency and reasonable decision.
8.6.
The board of directors shall decide the maximum authority of the general manager for the investment with the Company’s assets and establish a strict review and decision process; for major investment projects, the board of directors shall organize the experts of related department and professionals to review and then submit to the shareholders meeting for approval.

9.	BOARD OF SUPERVISORS

9.1.
The Company shall have a board of supervisors, which shall consist of three supervisors, of whom, one candidate shall be proposed by Party A, one candidate shall be proposed by Party B and 1 candidate shall be proposed by Party D. The board of supervisor shall have a convocator recommended by Party D. When the convocator cannot perform his duty, the convocator shall appoint another supervisor to perform his duty.

9.2.	The board of supervisors shall have the right to:
9.2.1.	Inspect the Company’s financial status;
9.2.2.	Supervise the directors, officers and other senior managements’ activities which violates the laws, regulations or the Company’s Articles of Associations when perform their duties;
9.2.3.
Request the directors, officers and other senior managements to correct their misbehavior which is harmful to the Company’s interest and report to the shareholders meeting or the competent authority if necessary;

9.2.4.	Propose the interim shareholders meeting;
9.2.5.	Attend the board of directors’ meeting as an observer;
9.2.6.	Other authorities granted by the Company’s articles of association or the shareholders meeting.

10.	BUSINESS MANAGEMENT ORGANIZATION

10.1.
               The Company shall have the business management organization to in charge of the daily business operation and management. The business management organization shall have one general manager, who shall be appointed by Party B, and two deputy managers, of whom, one shall be recommended by Party D and one shall be appointed by Party A. Party C shall appoint the Chief Financial Officer. The general manager, deputy managers shall be hired by the board of directors and the term of the office shall be three years.

10.2.	The general manager shall be responsible to the board of directors and shall have the following rights according to the PRC Law of Company and the Company’s articles of association:
10.2.1.	Lead the production and business management of the Company and execute the resolution of the board of directors;
10.2.2.	The Company’s annual plan and investment plan;
10.2.3.	Formulate the setup of the Company’s internal management organizations

10.2.4.	Formulate the Company’s basic management policies;
10.2.5.	Formulate the Company’s specific rules;
10.2.6.	Propose the board of director to hire or dismiss the deputy manager or the person in charge of finance;
10.2.7.	Hire or dismiss the management employees other than those who shall be hired or dismissed by the board of directors;
10.2.8.	Other authorities grant by the Company’s articles of association or the board of directors.
10.3.	The deputy manager shall assist the general manager.
10.4.	In the event of corruption or gross negligence, the general manager, deputy managers or other senor managements can be dismissed upon the resolution of board of directors at any time.

11.	TAX, ACCOUNTING, AUDITOR AND LABOR MANAGEMENT

11.1.	The company shall pay various taxes according to the related laws and regulations.
11.2.	The fiscal year of the Company shall begin on January 1st and end on December 31st of each year.
11.3.	The Company shall establish the accounting system according to the related PRC accounting regulations.
11.4.
               The Company shall make the monthly financial statements within 10 days after the end of each month and send out copies to each shareholder and directors.  The Company shall make the annual financial statements within 30 days after the end of each year and send out copies to each shareholder and directors. The annual financial statements shall be audited by the certified accounting firms and proved to be authentic and accurate. The general manager shall organize the financial department to make last year’s balance sheet, profit and loss statements and profit distribution plan and submit for the board of directors’ review during the first 3 months at the beginning of each fiscal year.

11.5.
               Each shareholder has the right to send an accounting firm to inspect the Company’s operating account and record within 3 months after the end of each fiscal year. The shareholder shall be responsible for the related fee.

11.6.
               The hiring, dismissing, salary, warfare, award and other matters of the employees shall be governed by the employment agreements entered into between the Company and the employees, individually or collectively, under the proposal of board of directors according to related national regulations and implementation rules. The employment agreement shall be file for record with the local labor authorities upon execution.

12.	LIABILITIES OF BREACH

12.1.
                The shareholder invested with cash: if any shareholder fails to timely make the payment in full according the related provisions under this Agreement, the breaching party shall pay a penalty equivalent to 5% of the outstanding subscribed registered capital to other Parties for each month overdue commencing from the first month overdue. If the breaching party fails to make the overdue payment for more than 3 months, other Parties shall have the right to terminate this Agreement and claim for indemnification in addition to a penalty equivalent to 15% of the outstanding subscribed registered capital from the breaching party.

12.2.
                Technology provider: during the contract period, if any party finds the breach of the technology provider, other shareholders shall have the right to require the technology provider to stop the breach activity immediately and pay a penalty equivalent to 15% of the subscribed registered capital owned by the breaching party to the non-defaulting parties.

12.3.
                If this Agreement cannot be performed or cannot be fully performed due to the fault attributable to one party, the default party shall be responsible for the liabilities; if the fault can be attributable to various parties, each party shall be responsible for the corresponding liabilities.

13.	GOVERNING LAW

The entry, effect, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of People’s Republic of China.

14.	DISPUTE RESOLUTION

All the disputes arising during the performing of this Agreement or arising from the Agreement shall be resolved through friendly negotiation; if the negotiation fails, each shareholder may submit the dispute to the court of their own domicile for litigation (or apply for arbitration) according to the related laws.

15.	MISCELLANEOUS

15.1.	All the four Parties agree to cancel the registration of the Company if the Company suffers loss or fails to distribute the minimum dividends for consecutive 3 years.

15.2.	This Agreement shall be effective upon the execution of each Party with their official seal of the legal person.

15.3.	This Agreement is octuplicated. Each Party holds one copy and four copies file for related procedures. Each copy has the same legal effect.

Party A: The Fourth Hospital of Harbin Medical University (official seal)
Signature of legal representative: Baozhong Shen

Party B: Harbin Tian Di Ren Pharmaceutical Technology Co., Ltd. (official seal)
Signature of legal representative: Yanqing Liu

Party C: Harbin Zheng Yuan Construction Group (official seal)
Signature of legal representative: Youqing Jiang

Party D: Xiaowei Zhang (representative of individual investors)
Signature of the representative: Xiaowei Zhang

Date: December13, 2011